Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

C.C. Crawford Retreading Company, Inc.

Ennis, Texas

We have audited the accompanying balance sheets of C.C. Crawford Retreading Company, Inc. (the "Company") as of June 30, 2014 and 2015 and the related statements of operations, changes in stockholder’s equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C.C. Crawford Retreading Company as of June 30, 2014 and 2015 and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that C.C. Crawford Retreading Company, Inc. will continue as a going concern. As discussed in Note 9 to the financial statements, C.C. Crawford Retreading Company, Inc. has negative working capital and an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 8, 2015

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C.C. Crawford Retreading Co., Inc.
Balance Sheets
As of June 30, 2015 and 2014

	June 30,
	2015	2014
ASSETS

Current Assets
Cash	$18,225	$30,465
Accounts receivable	97,908	123,889
Inventory	24,576	26,544
Prepaid and Other Assets	49,000	48,473
Total Current Assets	189,709	229,371

Property, plant and equipment, net of accumulated depreciation of
$787,754 and $727,102	592,268	652,920

TOTAL ASSETS	$781,977	$882,291

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$103,379	$75,579
Accrued bonus payable	209,964	264,964
Environmental liability	320,000	320,000
Current portion of long term debt	56,051	52,577
Total Current Liabilities	689,394	713,120

Long term debt, less current portion	84,913	140,964

TOTAL LIABILITIES	774,307	854,084

STOCKHOLDERS' EQUITY
Common stock, $10 par value, 100,000 and 100,000 shares
authorized and outstanding	1,000,000	1,000,000
Additional paid in capital	(557,816)	(557,816)
Accumulated deficit	(434,514)	(413,977)
	7,670	28,207

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$781,977	$882,291

The Accompanying Notes Are An Integral Part of These Financial Statements

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C.C. Crawford Retreading Co., Inc.
Statements of Operations
Years Ended June 30, 2015 and 2014

	2015	2014

REVENUE
Tipping Fee Revenue	$463,537	$358,946
Tire Repair Revenue	432,039	377,459
Used Tire Sales	161,445	415,395
Scrap Material Sales	57,999	80,880
Total Revenue	1,115,020	1,232,680

COSTS OF REVENUE
Tipping Fee Operations	255,345	278,786
Tire Repair and Sales	163,011	207,924
Tire Disposal	161,721	146,167
Total Cost of Revenue	580,077	632,877

GROSS PROFIT	534,943	599,803

OPERATING EXPENSES
Selling	154,842	141,825
General and Administrative	329,456	345,375
Depreciation and Amortization	60,652	74,099
Total Operating Expense	544,950	561,299

INCOME (LOSS) FROM OPERATIONS	(10,007)	38,504

OTHER EXPENSES
Interest Expense, net	(10,530)	(13,474)
	(10,530)	(13,474)

INCOME (LOSS) BEFORE TAXES	(20,537)	25,030

PROVISION FOR INCOME TAXES	—	—

NET INCOME(LOSS)	$(20,537)	$25,030

The Accompanying Notes Are An Integral Part of These Financial Statements

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C.C. CRAWFORD TIRE RETREADING CO., INC.
Statement of Changes in Stockholder's Equity
Years Ended June 30, 2015 and 2014

	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Balance, June 30, 2013	100,000	$1,000,000	$(557,816)	$(439,007)	$3,177

Net Income				25,030	25,030

Balance, June 30, 2014	100,000	1,000,000	(557,816)	(413,977)	28,207

Net Loss				(20,537)	(20,537)

Balance, June 30, 2015	100,000	$1,000,000	$(557,816)	$(434,514)	$7,670

The Accompanying Notes Are An Integral Part of These Financial Statements

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C.C. Crawford Retreading Co., Inc.
Statements of Cash Flow
Years Ended June 30, 2015 and 2014

	2015	2014

CASH FLOW FROM OPERATING ACTIVITIES
Net Income (Loss)	$(20,537)	$25,030
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	60,652	74,099
Loss on Disposal of Assets	—	510
Changes in operating assets and liabilities
Decrease in Accounts Receivable	25,981	3,086
Decrease in Inventory	1,968	18,807
Increase in Prepaid Expenses	(527)	(19,342)
Increase (Decrease) in Accounts Payable and Accrued Liabilities	27,800	(14,186)
Decrease in Accrued Bonus Payable	(55,000)	(5,000)
Net Cash Provided by Operating Activities	40,337	83,004

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	—	(19,339)
Net Cash Used in Investing Activities	—	(19,339)

CASH FLOW FROM FINANCING ACTIVITIES
Repayment of Debt	(52,577)	(55,577)
Net Cash Used In Financing Activities	(52,577)	(55,577)

Net Decrease in Cash	(12,240)	8,088

Cash at Beginning of the Year	30,465	22,377

Cash at the End of the Year	$18,225	$30,465

Cash Transactions
Total Amount of Interest Paid in Cash	$10,802	$14,546

Total Income Taxes Paid in Cash	$—	$—

Non Cash financing and Investing Activities
Note Payabe for Purchase of Vehicle	$—	$15,114

Trade in of Vehecle and Note Payoff	$—	$5,942

The Accompanying Notes Are An Integral Part of These Financial Statements

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 C.C. Crawford Retreading Company, Inc.

Notes to Financial Statements

June 30, 2015 and 2014

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

C.C. Crawford Retreading Company, Inc. (“CTR” or the “Company”) is an Off-The-Road (“OTR”) tire company located in Ennis, Texas and incorporated under the laws of the State of Texas. CTR’s primary business is to repair, recycle, dispose of and sell OTR tires, which are used on large, industrial equipment.

Basis of Presentation:

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.  It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles.  The accounting policies used have been consistently applied in the preparation of these financial statements. The Company was sold to Freestone Resources, Inc. (“Freestone”) as of June 24, 2015. The statements are prepared as of June 30, 2015. The statements do not reflect any adjustments due to the acquisition based on management’s decision that any adjustments would be immaterial.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

Income Taxes:

The Company has adopted ASC 740-10, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.    A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Cash:

Cash and cash equivalents include cash in banks with original maturities of three months or less. CTR maintains deposits in a financial institution which provides Federal Deposit Insurance Corporation coverage for interest bearing and non-interest bearing transaction accounts of up to $250,000.  At June 30, 2015, none of the Company’s cash was in excess of federally insured limits.

Revenue Recognition:

CTR recognizes revenue from the sale of products in accordance with ASC 605.  Revenue will be recognized only when all of the following criteria have been met:

* Persuasive evidence of an arrangement exists;
* Ownership and all risks of loss have been transferred to buyer, which is generally upon delivery
* The price is fixed and determinable; and
* Collectability is reasonably assured.

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The three main sources of revenue are recognized as follows:

•	Revenues associated with tire disposals are recognized upon receipt of the tire by CTR.

•	Revenues associated with tire repairs are invoiced and recognized upon completion of repair and receipt of the tire by the customer.

•	Revenue associated with used tires and scrap sales are recognized upon delivery of the product to the customer.

Accounts Receivable:

Accounts Receivable consists of accrued OTR tire repair, disposal, recycling and used tire sales receivables due from customers and are unsecured. The receivables are generally unsecured and such amounts are generally due within 30 to 45 days after the date of the invoice.  Accounts Receivable are carried at their face amount, less an allowance for doubtful accounts.   CTR’s policy is generally not to charge interest on receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   Write offs are recorded at a time when a customer receivable is deemed uncollectible.  CTR had no bad debt accruals at June 30, 2015 and 2014.

Inventory:

Inventory is carried at lower of cost or market. The Company’s inventory consists of processed rubber from disposed tires carried at cost of processing and used tires for resale carried at the cost of repairs. As of June 30, 2015 and June 30, 2014 inventory consisted of:

	2015	2014
Crum Rubber for Processing	$10,246	$10,121
Used Tire for Resale	14,330	16,423
	$24,576	$26,544

Property, Plant and Equipment:

Property, Plant and Equipment is carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are in operating income. Depreciation and amortization are provided using the straight-line and accelerated methods over the estimated useful lives of the assets as follows:

Buildings and Improvements                10 - 39 Years

Machinery and Equipment                    7 Years

Automotive Equipment                         5-7 Years

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Impairment of Long-Lived Assets:

CTR evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

Fair Value Measurements:

ASC Topic 820, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements.  In general, fair value of financial instruments are based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market based parameters.  Valuation adjustments may be made to ensure that financial instruments are recorded at fair value.  These adjustments may include amounts to reflect counterparty credit quality and the Company’s credit worthiness, among other things, as well as unobservable parameters.

Cash, accounts receivable, accounts payable and other accrued expenses and other current assets and liabilities are carried at amounts which reasonably approximate their fair values because of the relatively short maturity of those instruments.

NOTE – 2 ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

At June 30, 2015 and 2014 two customers made up 53% and one customer made up 50% of the company’s outstanding accounts receivable balance, respectively. For the years ending June 30, 2015 and 2014 one customer accounted for 49% and two customers accounted for 65% of the Company’s net revenue, respectively.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

At June 30, 2015 and 2014 Property, Plant and Equipment was as follows:

	2015	2014
Land	$104,612	$104,612
Buildings and Improvements	599,754	599,754
Machinery and Equipment	468,061	468,061
Automotive Equipment	207,595	207,595
	1,380,022	1,380,022
Less Accumulated Depreciation	787,754	727,102
	$592,268	$652,920

For the years ended June 30, 2015 and 2014 depreciation expense was $60,652 and $74,099, respectively.

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NOTE 4 – ENVIRONMENTAL LIABILITY

The Company’s tire recycling permit requires the Company to ultimately dispose of all tires accepted for recycling.  Tire disposal occurs in the normal course of business however the Company always has tires stored at its facility that have not yet been disposed of. CTR has recorded liabilities totaling $320,000 and $320,000 at June 30, 2015 and June 30, 2014, respectively, for estimated costs related to dispose of all tires at its Ennis facility. The environmental liability was calculated by estimating the costs associated with the various disposal costs that would be necessary to remove the tires from the CTR permitted facility.~~.~~

NOTE 5 – NOTES PAYABLE

At June 30, 2015 and 2014 Notes Payable were as follows:

	2015	2014
Note payable to bank bearing interest at 4.5% with monthly payment of $390 maturing September, 2017. The note is secured by an automobile	$9,989	$14,112

Note payable to bank bearing interest at 6.5% with monthly payment of $4,892 maturing November, 2017. The note is secured by machinery and equipment	130,975	179,429

	140,964	193,541

Less current maturities	(56,051)	(52,577)

	$84,913	$140,964

At June 30, 2015 future maturities of long term debt were as follows:

Year Ending June 30:
2016	$56,051
2017	59,687
2018	25,226
	$140,964

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NOTE 6 – EQUITY

At June 30, 2015 and 2014 the Company had 100,000 shares of common stock issued and outstanding.

The Company has no stock options or warrants outstanding.

NOTE 7 – INCOME TAXES

As of June 30, 2015 and 2014 the components of the Company's deferred tax assets were as follows:

	2015	2014
Depreciation Expense	$(21,000)	$(26,000)
Capitalized Loan Fees	31,000	42,000
Accrued Management Bonus	71,000	90,000
Environmental Liability	109,000	109,000
Inventory Impairment	—	33,000
Other	—	(1,000)
Total Deferred Tax Asset	190,000	247,000
Valuation Allowance	(190,00)	(247,000)
Net Deferred Tax Asset	$—	$—

Income tax expense for the periods ended June 24, 2015 and June 30, 2014 consisted of the following

	2015	2014
Current Tax Expense (Benefit)	$(64,000)	$15,000
Deferred Tax Expense (Benefit)	57,000	(6,500)
Use of NOL Carryforward	—	(8,500)
Valuation Allowance	7,000	—
Net Tax Expense (Benefit)	$—	$—

At June 30, 2015 the Company had a net operating loss carryforward of approximately $265,000 which expire from 2032 through 2036. Under IRC Code Sec 382 future use of the NOL carryforwards may be limited due to CTR’s acquisition by Freestone.

NOTE 8 – EMPLOYEE BENEFITS AND AGREEMENTS

Officer Agreement:

On June 5, 2012 CTR entered into a three year Employment Agreement with Dirk Crawford (“Mr. Crawford”). For certain compensation, including a salary and signing bonus, Mr. Crawford would remain president of CTR for the term of his Employee Agreement. Mr. Crawford also received certain retirement and healthcare benefits relating to his Employee Agreement. No other employees have employment agreements at CTR, and they are at will employees.

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Accrued Compensation:

At June 24, 2015 and June 30, 2014 the Company’s liabilities included an accrued bonus due to Mr. Crawford as part of his Employee Agreement. The signing bonus due to Mr. Crawford at June 24, 2015 and June 30, 2014, was $209,964 and $264,964, respectively.

Retirement Plan Contribution:

During the years ending June 30, 2015 and 2014 the Company contributed $5,246 and $4,574 in matching contributions to the Company’s IRA plan.

NOTE 9 – GOING CONCERN

As of June 30, 2015 the Company had an accumulated deficit of $434,514 and negative working capital of $499,685. These conditions raise substantial doubt about CTR’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should CTR be unable to continue as a going concern.

At the acquisition of the Company by Freestone Resources, Inc. the accrued management bonus of $209,964 was settled as of the acquisition date as detailed in Note 8. In addition the agreement with FDEP detailed in Note 9 will allow the company to dispose its scrap tire inventory relieving the environmental liability of $320,000 without the use of working capital.

Our future success and viability, therefore, are dependent upon our ability to generate revenues sufficient to cover our operating costs and expenses.  The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon the Company.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 8, 2015 and has identified the following subsequent events:

CTR Acquisition:

On June 24, 2015 CTR 100% of the stock in CTR was purchased by Freestone, and CTR became a wholly owned subsidiary of Freestone.

Dirk Crawford Employee Agreement Extension:

On June 24, 2015 CTR agreed to an extension of Mr. Crawford’s Employee Agreement (“Employee Agreement Extension”). The Employee Agreement Extension included an increased yearly salary, as well as a commission for tires sold. The aforesaid tire sales commission is limited to $40,000. All other retirement and healthcare benefits remained the same, and no other changes were made to the Employee Agreement.

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Liability Settlement Related to Employee Agreement Bonus:

The Employee Agreement Extension, and the terms therein, eliminated the bonus owned to Mr. Crawford (see Note 9).

Major Agreements:

On June 24, 2015 CTR entered into an agreement with Freestone Dynamis Energy Products, LLC (“FDEP”) in order to provide tire derived fuel (TDF) and lease a warehouse to FDEP so that FDEP can pursue pyrolysis operation at the leased location.

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